      As filed with the Securities and Exchange Commission on June 25, 2003
                                                       Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         76-0506313
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
          (Address of principal executive offices, including zip code)

                                   ----------

           GROUP 1 AUTOMOTIVE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            B. B. HOLLINGSWORTH, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                 (713) 647-5700
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Douglas E. McWilliams
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-2222
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                            PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES                  AMOUNT TO BE        AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED                           REGISTERED(1)             PRICE(2)          REGISTRATION FEE
------------------------------------------------  ----------------------  --------------------  ----------------------
Common Stock, par value $0.01 per share (3)....       500,000 shares         $15,430,000.00           $1,248.29
----------------------------------------------------------------------------------------------------------------------

 (1) Under General Instruction E of Form S-8, this registration statement registers an additional 500,000 shares of common stock to be issued under the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (the "Plan"). A registration statement (File No. 333-42165) was previously filed with the Securities and Exchange Commission on December 12, 1997 covering 200,000 shares of common stock to be issued under the Plan, a registration statement (File No. 333-70043) was previously filed with the Securities and Exchange Commission on December 31, 1998 covering 800,000 shares of common stock to be issued under the Plan and a registration statement (File No. 333-75754) was previously filed with the Securities and Exchange Commission on December 21, 2001 covering 500,000 shares of common stock to be issued under the Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange on June 23, 2003 ($30.86 per share).
(3) Each share of common stock includes Rights under our Rights Agreement, which Rights are attached to and trade with our common stock.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

         Pursuant to the requirements of General Instruction E of Form S-8, the contents of the registration statement on Form S-8 (File No. 333-42165) of Group 1 Automotive, Inc. (the "Company"), the registration statement on Form S-8 (File No. 333-70043) of the Company and the registration statement on Form S-8 (File No. 333-75754) of the Company are hereby incorporated by reference herein, including each of the documents filed by the Company with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such Registration Statement.

         4.1 Third Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.

         4.2 Fourth Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.

         4.3 Fifth Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Ernst & Young L.L.P.

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement.)

         The consent of Arthur Andersen LLP to the inclusion of its report regarding the financial statements of the Company with respect to periods prior to 2002, incorporated in this registration statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, is omitted pursuant to Securities Act Rule 437a. We attempted to obtain the appropriate consent from Arthur Andersen LLP, but the personnel responsible for the audit of the Company's financial statements are no longer employed by Arthur Andersen LLP. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, a purchaser of the Company's common stock that are sold pursuant to this registration statement will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of June, 2003.

                                    GROUP 1 AUTOMOTIVE, INC.



                                    By:  /s/ B. B. HOLLINGSWORTH, JR.
                                        ---------------------------------------
                                             B. B. Hollingsworth, Jr.
                                             Chairman, President and
                                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 25th day of June, 2003.

                         SIGNATURE                                                    TITLE
                         ---------                                                    -----

             /s/ B. B. HOLLINGSWORTH, JR.                                    Chairman, President and
-------------------------------------------------------------         Chief Executive Officer and Director
                 B. B. Hollingsworth, Jr.                                 (Principal Executive Officer)

                 /s/ SCOTT L. THOMPSON                                       Executive Vice President
-------------------------------------------------------------         Chief Financial Officer and Treasurer
                     Scott L. Thompson                             (Principal Financial and Accounting Officer)

                   /s/ JOHN L. ADAMS
-------------------------------------------------------------                        Director
                       John L. Adams

                /s/ ROBERT E. HOWARD II
-------------------------------------------------------------                        Director
                    Robert E. Howard II

                  /s/ LOUIS E. LATAIF
-------------------------------------------------------------                        Director
                      Louis E. Lataif

                 /s/ STEPHEN D. QUINN
-------------------------------------------------------------                        Director
                     Stephen D. Quinn

                /s/ MAX P. WATSON, JR.
-------------------------------------------------------------                        Director
                    Max P. Watson, Jr.

                  /s/ KEVIN H. WHALEN
-------------------------------------------------------------                        Director
                      Kevin H. Whalen

                                  EXHIBIT INDEX


4.1      Third Amendment to Group 1 Automotive, Inc. 1998 Employee Stock
         Purchase Plan.

4.2 Fourth Amendment to Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.

4.3      Fifth Amendment to Group 1 Automotive, Inc. 1998 Employee Stock
         Purchase Plan.

5.1      Opinion of Vinson & Elkins L.L.P.

23.1     Consent of Ernst & Young L.L.P.

23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement.)